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                                                                    EXHIBIT 10.C

                                    VIAD CORP
                           1997 OMNIBUS INCENTIVE PLAN
                  PERFORMANCE DRIVEN RESTRICTED STOCK AGREEMENT
                            AS AMENDED MARCH 26, 2002


         Shares of Performance Driven Restricted Stock are hereby awarded by Viad Corp (Corporation), a Delaware corporation, effective , to((First_Name))((Last_Name))(Employee) in accordance with the following restrictions, terms and conditions:

         1. SHARE AWARD. The Corporation hereby awards the Employee ((Options_Granted)) shares (Shares) of Common Stock, par value $1.50 per share (Common Stock) of the Corporation pursuant to the Viad Corp 1997 Omnibus Incentive Plan (Plan), and upon the termS and conditions, and subject to the restrictions therein and hereinafter set forth.

         2. RESTRICTIONS ON TRANSFER AND RESTRICTION PERIOD. During the period commencing on the date hereof (Commencement Date) and terminating as set forth below (Restriction Period), the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Employee, except as hereinafter provided. The Restriction Period shall lapse as follows:

         a) 100% of Shares at the end of three years from the date hereof if performance targets are achieved under the Management Incentive Plan at a minimum average of 100% of "Target" over the three-year period;

         b) 100% of Shares at the end of four years from the date hereof if performance targets are achieved under the Management Incentive Plan at an average of 75% or greater, but less than 100%, of "Target" over the three-year period;

         c) If the performance targets are achieved under the Management Incentive Plan at an average of less than 75%, no award will be earned and the shares will be forfeited.

Full ownership of shares will enure to the benefit of the Employee at the expiration of the Restriction Period with respect thereto, provided, however, notwithstanding the foregoing, Employee agrees that if beneficial ownership of such Shares is not retained by Employee for a period of at least three years after such full ownership occurs, Employee may be deemed ineligible to receive any further awards under the Plan or any successor plan; provided, however, such retention requirement will be satisfied if at the direction of Employee the Corporation in its discretion retains or reacquires ownership of a sufficient number of shares to satisfy any tax withholding requirement under the Code. The Board of Directors (Board) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares, prior to the expiration of the Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever the Board may determine that such action is appropriate by reason of change in applicable tax or other law, or any other change in circumstances.
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         3. TERMINATION OF EMPLOYMENT. Except as provided in this paragraph 3 and in paragraph 8 below, if the Employee ceases to be an Employee of the Corporation or any affiliate of the Corporation for any reason , all Shares which at the time of such termination of employment are subject to the restrictions imposed by paragraph 2 above shall upon such termination of employment be forfeited and returned to the Corporation. Except as otherwise specifically determined by the Human Resources Committee in its absolute discretion on a case by case basis, if the Employee is terminated by the Corporation or any affiliate of the Corporation for any reason (other than for Cause, or for failure to meet performance expectations, as determined by the Chief Executive Officer of the Corporation), or if the Employee ceases to be an employee of the Corporation or any affiliate by reason of death or total or partial disability, full ownership of the Shares will occur to the extent not previously earned, upon lapse of the applicable Restriction Periods as set forth in paragraph 2. If the Employee ceases to be an employee of the Corporation or any Affiliate of the Corporation by reason of normal or early retirement, full ownership of the Shares will occur upon lapse of the Restriction Periods as set forth in paragraph 2 and dividends will be paid through such period, in each case on a pro-rata basis, calculated based on the percentage of time such Employee was employed during the three-year period following the Commencement Date.

         4. CERTIFICATES FOR THE SHARES. The Corporation shall issue a certificate in respect of the aggregate number of Shares in the name of the Employee, which shall equal the amount of the award specified herein. The Corporation shall hold all certificates on deposit for the account of the Employee until expiration of the first restriction period set forth in paragraph 2 above, as applicable, with respect to the Shares granted, at which time new certificates shall be issued which shall be commensurate with the installment periods set forth in paragraph 2 above. Each certificate for restricted shares shall bear the following legend:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Viad Corp 1997 Omnibus Incentive Plan and an Agreement entered into between the registered owner and Viad Corp.
                  Copies of such Plan and Agreement
                  are on file with the Vice President-General Counsel of Viad Corp, Viad Tower, Phoenix, Arizona 85077-1012.

         The Employee further agrees that simultaneously with his or her acceptance of this Agreement, he or she shall from time to time execute a stock power covering such award endorsed in blank and that he or she shall promptly deliver such stock power to the Corporation.

         5. EMPLOYEE'S RIGHTS. Except as otherwise provided herein, the Employee, as owner of the Shares, shall have all rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote the Shares.

         6. EXPIRATION OF RESTRICTION PERIOD. Upon the lapse or expiration of the Restriction Period with respect to any Shares, the Corporation shall deliver or redeliver to the Employee the certificate in respect of such Shares and the related stock power held by the Corporation pursuant to paragraph 4 above. The Shares as to which the Restriction Period shall have lapsed or expired and which are represented by such certificate shall be free of the restrictions referred to in paragraph 2 above and such certificate shall not bear thereafter the legend provided for in paragraph 4 above provided, however, that sale of such shares within three years may result in deemed ineligibility to receive any further awards pursuant to said paragraph 2.
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         To the extent permissible under applicable tax, securities, and other laws, the Corporation may, in its sole discretion, permit Employee to satisfy a tax withholding requirement by directing the Corporation to apply Shares to which Employee is entitled as a result of termination of the Restricted Period with respect to any shares of Restricted Stock, in such manner as the Corporation shall choose in its discretion to satisfy such requirement.

         7. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION OF CORPORATION. In the event of a change in the Common Stock through stock dividends, stock splits, recapitalization or other changes in the corporate structure of the Corporation during the Restriction Period, the number of shares of Common Stock subject to restrictions as set forth herein shall be appropriately adjusted and the determination of the Board of Directors of the Corporation as to any such adjustments shall be final, conclusive and binding upon the Employee. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Employee with respect to Shares subject to the restrictions contained in paragraph 2 above also shall be subject to such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation, along with an executed stock power, in the manner provided in paragraph 4 above.

         8. EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Plan), the restrictions applicable to any Shares awarded hereby shall lapse, and such Shares shall be free of all restrictions and become fully vested and transferable to the full extent of the original grant.

         9. PLAN AND PLAN INTERPRETATIONS AS CONTROLLING. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. The Plan provides that the Corporation's Board of Directors may from time to time make changes therein, interpret it and establish regulations for the administration thereof. The Employee, by acceptance of this Agreement, agrees to be bound by said Plan and such Board actions.

Shares may not be issued hereunder, or redelivered, whenever such issuance or redelivery would be contrary to law or the regulations of any governmental authority having jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Performance Driven Restricted Stock Agreement to be duly executed.

Dated:                                  VIAD CORP
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                                        By:
                                           -------------------------------------
                                           ROBERT H. BOHANNON
                                           Chairman, President and Chief
                                           Executive Officer
ATTEST:


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General Counsel or Assistant Secretary
                                         ACCEPTED:

                                         ---------------------------------------
                                         Employee